UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. N/A)
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to Rule 14a-12

Berry Plastics Group, Inc.

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January __, 2017
Dear Stockholder:
The directors and officers of Berry Plastics Group, Inc. join me in inviting you to attend our Annual Meeting of Stockholders on March 2, 2017, at 10:00 a.m., Central Time, at the Tropicana Executive Conference Center, 450 NW Riverside Dr., Evansville, Indiana 47708. The formal notice of this Annual Meeting and the Proxy Statement appear on the following pages. After reading the Proxy Statement, please submit your proxy through the Internet or by touch-tone telephone, or complete, sign, date and promptly return the proxy card by mail in the enclosed self-addressed envelope. We must receive votes submitted via mail, the Internet (via www.proxyvote.com) or by touch-tone telephone by 11:59 p.m., Eastern Time, on March 1, 2017 in order for them to be counted at the Annual Meeting. We encourage you to vote via the Internet using the control number that appears on the front of your proxy card and to choose to view future mailings electronically rather than receiving them on paper.
We urge you to submit your proxy promptly. Even after submitting the proxy, you may, of course, vote in person on all matters brought before the meeting.
Sincerely,
Jonathan D. Rich
Chairman of the Board of Directors and Chief Executive Officer

Notice of Annual Meeting of
Stockholders
Berry Plastics Group, Inc.
March 2, 2017
10:00 a.m., Central Time
Tropicana Executive Conference Center
450 NW Riverside Dr., Evansville, Indiana 47708
ITEMS OF BUSINESS
(1)
To elect three director nominees to Berry’s Board of Directors for three-year terms;

(2)
To approve an amendment to Berry’s Amended and Restated Certificate of Incorporation to declassify Berry’s Board of Directors and provide that, after a transition period, directors shall be elected annually;

(3)
To ratify the selection of Ernst & Young LLP as Berry’s independent registered public accountants for the fiscal year ending September 30, 2017; and

(4)
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The nominees for election as directors are Ronald S. Rolfe, B. Evan Bayh, and Jonathan F. Foster, each of whom presently serves as a director of Berry. We describe each of the foregoing proposals in more detail in the accompanying Proxy Statement, which you should read in its entirety before voting.
RECORD DATE
Only stockholders of record at the close of business on January 17, 2017, the record date, are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting.
PROXY VOTING
We encourage you to attend our Annual Meeting. Whether you are able to attend or not, we urge you to indicate your vote by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the Proxy Statement.
By order of the Board of Directors,
/s/ Jason K. Greene

Chief Legal Officer and Secretary
January __, 2017
Evansville, Indiana

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to Be Held on Thursday, March 2, 2017:
The proxy materials for the Annual Meeting are available at www.proxyvote.com.

PROXY SUMMARY
This proxy summary highlights information which may be contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
Proxy Voting Matters
Our Board’s Recommendation

Proposal 1 – Election of Directors (page 25)
The Board and the Nominating and Governance Committee believe that the three Director nominees possess the necessary qualifications to provide effective oversight of the Company’s business.
FOR each Director Nominee
Proposal 2 – Declassification Amendment to the Certificate of Incorporation (page 25)
The Board recommends that stockholders approve an amendment to the Certificate of Incorporation to provide that, after a transition period, Berry directors shall be elected to one-year terms.	FOR

Proposal 3 – Ratification of the Appointment of Ernst & Young LLP as Independent Auditors (page 26)
The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Independent Auditors for the fiscal year ending September 30, 2017 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the Independent Auditors.
FOR
How to Cast Your Vote
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Submitting a Proxy by Mail:   Return your completed and signed proxy card in the postage paid envelope provided or to the address shown on the proxy card. The proxy card must be received by March 1, 2017.

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Submitting a Proxy via the Internet:    www.proxyvote.com by 11:59 p.m., Eastern Time, on March 1, 2017.

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Submitting a Proxy by Telephone:   Call the number shown on your proxy card or voter instruction form by 11:59 p.m., Eastern Time, on March 1, 2017.

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Submitting a Proxy in Person at the Annual Meeting:   You may vote your shares in person at the Annual Meeting.

Governance Highlights
We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. The Corporate Governance section beginning on page 10 describes our governance framework, which includes the following highlights:
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Board Independence: 9 of our 10 Directors are independent under the New York Stock Exchange (“NYSE”) rules.

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We do not have a poison pill.

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Our Board has recommended that stockholders approve a proposal to amend our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide for the annual election of directors after a transition period.

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Stockholders meeting customary eligibility and procedural requirements may nominate board candidates to be included in our proxy statement

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There are regular executive sessions for independent Directors and any independent Director may raise matters for discussion at these executive sessions.

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Our Director attendance for Board and committee meetings was in excess of 75% in fiscal 2016.

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Our Board and each committee may engage independent advisors at their sole discretion.

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We maintain comprehensive processes for evaluating and managing risks.

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All of our directors and employees, including our Executive Officers, are required to abide by the Company’s Code of Business Conduct and Supplemental Code of Ethics.

2017 Proxy Statement

PROXY SUMMARY
Executive Compensation Highlights
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Fiscal 2016 base salaries for our Senior Management Group were modestly increased from fiscal 2015 to generally reflect a cost of living adjustment, with limited additional adjustments based on performance and changes in position or responsibility.

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In fiscal 2016, we granted stock option awards with respect to approximately 2.8 million shares in the aggregate to non-employee directors, employees and officers, including options with respect to 840,000 shares to our Named Executive Officers.

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The short-term annual performance-based cash incentive (annual bonus) is comprised of two components that are tied directly to the performance of the Company:

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an Adjusted EBITDA target (75% of the target award), and

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an economic value growth target (25% of the target award).

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Based on our actual results for the fiscal year ended October 1, 2016, Adjusted EBITDA performance was 102% of target and economic value growth was 167% of target, which resulted in a total annual bonus payout to our Named Executive Officers equal to 90% of base salary, with the exception of Dr. Rich, who earned a total 132% of base salary payout.

Director Nominees
Name	Age	Occupation	Committee Membership	Independent	Other Boards
Ronald S. Rolfe	71	Retired Partner of Cravath, Swaine & Moore LLP	NGC AC	✓	Time, Inc. and Reynolds American, Inc.
Jonathan F. Foster	56	Managing Director of Current Capital LLC	CC	✓	Masonite International Corporation, Lear Corporation, and Chemtura Corporation
B. Evan Bayh	61	Senior Advisor with Apollo Global Management and Partner with McGuireWoods LLP	CC	✓	Fifth Third Bancorp, Inc., Marathon Petroleum Corporation, and RLJ Lodging Trust
AC = Audit Committee
CC = Compensation Committee
NGC = Nominating and Governance Committee

2017 Proxy Statement

BERRY PLASTICS GROUP, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS March 2, 2017
In this Proxy Statement, Berry Plastics Group, Inc. and its subsidiaries are collectively referred to as “we,” “us,” “our,” “our Company,” “the Company” or “Berry.”
QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING
Why did I receive this Proxy Statement?
As a Berry stockholder, you received this Proxy Statement because our Board of Directors is soliciting your proxy to vote at its upcoming Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, March 2, 2017, at 10:00 a.m., Central Time, at the Tropicana Executive Conference Center, 450 NW Riverside Dr., Evansville, Indiana 47708.
This Proxy Statement summarizes the information you need to know to vote on an informed basis at the Annual Meeting; however, you do not need to attend the Annual Meeting to vote your shares. See “How do I vote my shares before the Annual Meeting?” We will begin distributing this Proxy Statement, the attached notice of Annual Meeting and the proxy card(s) on or about [January 24, 2017.]

What am I voting on?
If you hold shares of common stock, you are being asked to consider and vote on the following proposals:
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To elect three director nominees to Berry’s Board of Directors for three-year terms;

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To amend Berry’s Certificate of Incorporation to declassify Berry’s Board of Directors and provide that, after a transition period, directors shall be elected annually; and

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To ratify the selection of Ernst & Young LLP as Berry’s independent registered public accountants for the fiscal year ending September 30, 2017.

Who is entitled to vote?
Holders of outstanding common stock as of the close of business on January 17, 2017, the record date, are entitled to vote at the Annual Meeting. As of January 17, 2017, xxxxxxx shares of common stock were outstanding. Each holder of our common stock as of the record date will be entitled to one vote per share.

Has the Board of Directors made any recommendation with respect to each proposal?
The Board of Directors recommends that holders of common stock vote (i) FOR the election of directors; (ii) FOR the amendment of Berry’s Certificate of Incorporation to declassify the Board of Directors and provide that, after a transition period, directors shall be elected annually;
and (iii) FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2017.

What does it mean if I get more than one proxy card?
If you receive more than one proxy card, it means you hold shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your shares are voted.
How do I vote my shares before the Annual Meeting?
Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.
If you hold your shares in your own name, you may submit a proxy by one of several methods:
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Submitting a Proxy by Mail:   If you choose to submit a proxy by mail, simply mark the appropriate proxy card, date and sign it, and return it in the postage paid envelope provided or to the address shown on the proxy card. The proxy card must be received by March 1, 2017.

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Submitting a Proxy by Telephone or via the Internet:   If you choose to submit a proxy by telephone or via the Internet, follow the instructions provided on the proxy card. If you submit your proxy by telephone or

2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING
via the Internet, you do not need to return a proxy card by mail. Internet and telephone proxy submission is available 24 hours a day. Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on March 1, 2017.
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Submitting a Proxy in Person at the Annual Meeting:   You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy by telephone or via the Internet, or by completing, signing, dating, and returning the attached proxy card by the applicable deadline so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

By casting your vote, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.
If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?
Shares held in street name are shares held electronically in the account of a broker. The actual stockholder is referred to as the beneficial owner. Stock exchange rules applicable to brokers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters. Your broker has discretionary voting authority under these rules to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2017. However, unless you provide voting instructions to your broker, your broker does not have authority to vote on the election of directors or the amendment to the Certificate of Incorporation. Therefore, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If you provide specific voting instructions, your shares will be voted at the Annual Meeting in accordance with your instructions. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf  (i) FOR the election of directors; and (ii) FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2017. If any other matter properly comes before the Annual Meeting, the designated proxies will vote on that matter in their discretion as well.

What constitutes a quorum?
Holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the record date must be present in person or represented by proxy at the Annual Meeting to constitute a quorum for the conduct of business at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. A broker “non-vote” occurs when a broker or other nominee who holds shares for the beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares.

How many votes are needed for approval of each proposal?
Directors will be elected by a plurality of the votes cast with respect to such positions by the holders of outstanding common stock entitled to vote in the election who are present, in person or by proxy, at the meeting. Consequently, the director nominees receiving the most votes of the holders of common stock, voting together, will be elected to fill three director positions for three-year terms. A broker non-vote with respect to the election of directors is not a vote cast and, therefore, will have no effect on the outcome of the election of directors.
The affirmative vote of a majority of shares entitled to vote, whether or not such shares vote on the proposal, is required to approve the amendment to the Certificate of Incorporation (Proposal 2). Because the vote is based on the total number of shares outstanding rather than the votes cast at the
Annual Meeting, abstentions and broker non-votes will have the same effect as a vote against Proposal 2.
The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2017 (Proposal 3). An abstention with respect to Proposal 3 will not be voted, although it will be counted for the purpose of determining the number of shares represented at the meeting and entitled to vote on the matter. Accordingly, an abstention will have the effect of a vote against Proposal 3. Broker non-votes have no effect on the outcome of the voting on Proposal 3.

2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING
How can I change my vote?
You may revoke your proxy at any time before it is exercised by:
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Delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Annual Meeting;

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Delivering to the Secretary an executed proxy bearing a later date, before the vote is taken at the Annual Meeting; or

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Attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:
Berry Plastics Group, Inc.
101 Oakley Street
Evansville, Indiana 47710
Attention: Jason K. Greene, Chief Legal Officer and Secretary
Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary at the Annual Meeting before we begin voting.
If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Does Berry offer an opportunity to receive future proxy materials electronically?
Yes. If you are a stockholder of record, you may, if you wish, receive future Proxy Statements and annual reports online. If you elect this feature, you will receive either a proxy card or an e-mail message notifying you when the materials are available, along with a web address for viewing the materials. You may sign up for electronic delivery by marking and signing the appropriate spaces on your proxy card or by contacting our Investor Relations Department by e-mail at ir@berryplastics.com or by phone at (812) 306-2964. If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.
If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.
Electronic delivery saves Berry money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials online. Berry charges nothing for electronic delivery. You may, of course, incur the usual expenses associated with Internet access, such as telephone charges or charges from your Internet service provider.
You may discontinue electronic delivery at any time. For more information, contact our Investor Relations Department by e-mail at ir@berryplastics.com or by phone at (812) 306-2964.

Who can attend the Annual Meeting?
All stockholders as of January 17, 2017 can attend.
What do I do if I have additional questions?
If you have any questions prior to the Annual Meeting, please contact our Investor Relations Department by e-mail at ir@berryplastics.com or by phone at (812) 306-2964.

2017 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS
The following table provides information regarding the executive officers and members of the Board of Directors of Berry Plastics Group, Inc. as of January 17, 2017.
Jonathan D. Rich

Age: 61
Chairman, Chief Executive Officer and Director
Term Expiration: 2018
Jonathan D. Rich has been Chairman and Chief Executive Officer of Berry since October 2010. Prior to becoming Chief Executive Officer of Berry, Dr. Rich served as President and Chief Executive Officer of Momentive Performance Materials, Inc. from June 2007 until October 2010. Prior to Momentive, Dr. Rich held executive positions at Goodyear Tire and Rubber from 2000 until 2007, including President of Goodyear North American Tire and President of Goodyear Chemical. Dr. Rich began his career at General Electric in 1982, where he was employed for 18 years in a variety of R&D, operational and executive roles. Dr. Rich has a B.S. in Chemistry from Iowa State University, and a Ph.D. in Chemistry from the University of Wisconsin. Dr. Rich is a member of the board of managers of Hexion Holdings LLC, the indirect parent of Hexion Inc., where he serves on the Environmental, Health and Safety Committee. Dr. Rich’s position as Chief Executive Officer, his extensive management experience in the chemical industry and his skills in business leadership and strategy qualify him to serve as a director of the Company. Dr. Rich has advised the Board of Directors of his intention to retire as Chief Executive Officer in February, 2017 and plans continue to serve as Executive Chairman of the Board of Directors.
Mark W. Miles

Age: 45
Chief Financial Officer and Treasurer
Mark W. Miles was named Chief Financial Officer effective January 2014. Mr. Miles previously had been Berry’s Executive Vice President, Controller and Treasurer since 2005. Mr. Miles started with the Company as Corporate Controller in 1997.
Curtis L. Begle

Age: 41
President, Engineered Materials Division
Curtis L. Begle was named President of Berry’s Engineered Materials Division effective November 2014. Mr. Begle previously served as President of Berry’s Rigid Closed Top Division since December 2009. Mr. Begle has spent his entire 17 year career with Berry, during which he has held multiple positions of increasing responsibility. He holds a B.S.B.A. from the University of Evansville and a M.B.A. from the University of Southern Indiana.
Jean-Marc Galvez

Age: 50
President, Consumer Packaging Division
Jean-Marc Galvez was named President of Berry’s Consumer Packaging Division effective January 1, 2017. Mr. Galvez joined AVINTIV, Inc. (which Berry acquired in 2015) in July 2011 as Vice President — Sales, Marketing, and Product Development for Europe. Prior to joining AVINTIV, Inc., he was the Global Commercial General Manager at Merquinsa from 2002-2011. He has also held various global general manager and commercial roles of increasing responsibility at Monsanto in Belgium, and Dow Chemical in Switzerland. Mr. Galvez holds a master’s and bachelor’s degree in chemical engineering from Ecole Nationale Superieure de Chimie in Monpellier, France.
Thomas E. Salmon

Age: 53
President and Chief Operating Officer
Thomas E. Salmon was named President and Chief Operating Officer effective October 2016. He previously served as President of Berry’s Consumer Packaging Division since November 2015, President of Berry’s Rigid Closed Top Division from November 2014 until November 2015, and President of Berry’s Engineered Materials Division from 2003 until November 2014. Mr. Salmon was General Manager for Honeywell Plastics for the two years prior thereto. He was the Global Sales Director for Allied Signal’s Engineering Plastics and Films business from 1999 to 2001. Prior to joining Honeywell/Allied Signal, Mr. Salmon held several positions at GE Plastics and GE Lighting, divisions within General Electric. Mr. Salmon holds a Bachelor of Business Administration from Saint Bonaventure University in Western New York.
Scott M. Tracey

Age: 48
President, Health, Hygiene, and Specialties Division
Scott M. Tracey was named President of Berry’s Health, Hygiene and Specialties Division effective November 2015. He previously served as Avintiv’s President, North America & Global Wipes and Technical Specialties since June 2014. Mr. Tracey served as Avintiv’s President, Americas & Global Wipes and Technical Specialties from January 2014 to June 2014. From December 2009 to January 2014, Mr. Tracey held positions as Avintiv’s Senior Vice President and General Manager of the Americas region, Senior Vice President and General Manager of the EMEA region, and U.S. Vice President of Sales, Marketing and Business Development. Mr. Tracey joined Avintiv in 2004 as Vice President, Sales and Marketing, Branded. Prior to joining Avintiv, Mr. Tracey held multiple leadership positions at SOLO, Sweetheart Cup, Fonda Group and Anchor Packaging. Mr. Tracey received a B.S. in Marketing from Indiana University and an M.B.A. from Georgia State University.
Jason K. Greene

Age: 46
Executive Vice President, Chief Legal Officer, and Secretary
Jason K. Greene was named Berry’s Executive Vice President and Chief Legal Officer effective February 2016. He previously served as Berry’s Executive Vice President and General Counsel since January 2013. He was hired in December 2010 as the Company’s Deputy Chief Legal Officer. Beginning in 1998 Mr. Greene served in various roles in the Powell Goldstein LLP and Taylor English Duma LLP business transactions and tax practices. He began his career in Arthur Andersen LLP’s tax practice. Mr. Greene holds a Bachelor of Accounting, Master of Accounting, and Juris Doctor all from the University of Florida.
James M. Till

Age: 39
Executive Vice President and Controller
James M. Till was named Berry’s Executive Vice President and Controller effective January 2014. Mr. Till started with Berry in 2008, during which time he held multiple positions of increasing responsibility in accounting and finance. Most recently, Mr. Till had been Berry’s Vice President of

2017 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS
Accounting and Finance since 2010. Prior to joining Berry, he served various accounting roles at both public and private companies after beginning his career at Arthur Andersen LLP.
B. Evan Bayh

Age: 61
Director
Term Expiration: 2017
B. Evan Bayh has been a member of our Board of Directors since 2011. Mr. Bayh is a senior advisor with Apollo Global Management and a partner with McGuireWoods LLP and is a former U.S. Senator and Indiana Governor. He was a member of the U.S. Senate from the State of Indiana from 1998 until his retirement in 2011. While in the Senate, he served on a variety of committees, including the Banking, Housing and Urban Affairs Committee, and the Committee on Small Business and Entrepreneurship. Prior to serving in the Senate, Mr. Bayh served as Indiana Governor from 1988 to 1997. Mr. Bayh also serves on the board of directors of Fifth Third Bancorp, Inc., Marathon Petroleum Corporation, and RLJ Lodging Trust. He previously served on the board of directors of McGraw-Hill Education Inc. Mr. Bayh’s many years of service in elected office, including as the chief executive of a large Midwestern state, qualifies him to serve as a director of the Company.
Jonathan F. Foster

Age: 56
Director
Term Expiration: 2017
Jonathan F. Foster joined our Board of Directors in April 2014. Since 2008 Mr. Foster has served as Managing Director of Current Capital LLC, a private equity investing and management services firm. From 2007 until 2008, Mr. Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. Mr. Foster has served in numerous key executive leadership positions including: Executive Vice President – Finance and Business Development of Revolution LLC; Managing Director of The Cypress Group; Senior Managing Director and Head of Industrial Products and Services Mergers and Acquisitions at Bear Stearns & Co; and Executive Vice President, Chief Operating Officer, and Chief Financial Officer of ToysRUs.com, Inc. Prior to the aforementioned positions, Mr. Foster was with Lazard, including as a Managing Director, for over 10 years, primarily in mergers and acquisitions. Mr. Foster is a board member of Masonite International Corporation, Lear Corporation, and Chemtura Corporation. He was previously a member of the board of directors of Sabine Oil & Gas Corporation and Smurfit-Stone Container Corporation, as well as a Trustee of the New York Power Authority. Mr. Foster has a bachelor’s degree in Accounting from Emory University, a master’s degree in Accounting and Finance from the London School of Economics and has attended the Executive Education Program at Harvard Business School. Mr. Foster’s investment banking, finance, and investment experience qualifies him to serve as a director of the Company.
Idalene F. Kesner

Age: 58
Director
Term Expiration: 2019
Idalene F. Kesner joined our Board of Directors in April 2014. Dr. Kesner has served as dean for Indiana University’s Kelley School of Business, since July 2013. Dr. Kesner joined the Kelley School faculty in 1995, coming from a titled faculty position at the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. While at Indiana University, Dr. Kesner has served as chairwoman of Kelley’s Full-Time M.B.A. Program, Chairwoman of the Department of Management and Entrepreneurship, and co-directed the School’s Consulting Academy.
Dr. Kesner has taught in more than 100 executive programs and served as a consultant for many national and international firms, working on strategic issues. Her research has focused on the areas of corporate boards of directors, corporate governance, and mergers and acquisitions. Dr. Kesner serves on the board of advisors for Lincoln Industries, and she serves on the board of directors for Main Street America Group. In May 2014, she retired from the board of directors of Sun Life Financial. Dr. Kesner holds an M.B.A. and Ph.D. in business administration from IU and a bachelor’s degree in business administration from Southern Methodist University. Dr. Kesner’s leadership and business acumen as well as her prior years of service on various corporate boards qualify her to serve as a director of the Company.
Carl J. (Rick) Rickertsen

Age: 56
Director
Term Expiration: 2019
Carl J. (Rick) Rickertsen was appointed to our Board of Directors in January 2013. Mr. Rickertsen is currently a managing partner of Pine Creek Partners, a private equity investment firm based in Washington, D.C., a position he has held since January 2004. He has worked in private equity since 1987. Prior to founding Pine Creek Partners in 2004, Mr. Rickertsen was chief operating officer and partner of Thayer Capital Partners from 1998 to 2004. Mr. Rickertsen was a founding partner of three Thayer investment funds and is a published author. He serves on the board of directors of MicroStrategy and Apollo Senior Credit Funds (AIF and AFT). He was formerly a board member of Noranda Corporation, Convera Corporation, UAP Holding Corp., and Homeland Security Capital Corporation. Mr. Rickertsen graduated with distinction from Stanford University and Harvard Graduate School of Business, obtaining a B.S. in Industrial Engineering from Stanford and M.B.A. from Harvard. Mr. Rickertsen’s extensive business experience qualifies him to serve as a director of the Company.
Ronald S. Rolfe

Age: 71
Director
Term Expiration: 2017
Ronald S. Rolfe was appointed to our Board of Directors in October 2013. Until his retirement as a partner in 2010, Mr. Rolfe was a member of the Litigation Department at Cravath, Swaine & Moore LLP for more than 40 years. During his tenure, Mr. Rolfe led major antitrust and securities cases; SEC, NYSE, NASDAQ, and grand jury investigations; and, a wide range of commercial litigation and arbitrations. He was also active in major merger and acquisition transactions and corporate governance advice. Mr. Rolfe is a board member of Time, Inc. where he serves as Chairman of the Audit and Finance Committee and is a member of the Nominating and Governance Committee; and Reynolds American, Inc. where he serves on the Audit and Finance Committee, and Nominating, Governance and Sustainability Committees. During the period 2013-2016, Mr. Rolfe was a member of the boards of Noranda Aluminum Holding Corporation where he served on the Environmental, Health, and Safety Committee and the Nominating and Governance Committee; Advanced Assessment Systems, Inc. and Cloudlex, Inc. He holds an A.B. from Harvard College and graduated magna cum laude with a J.D. from Columbia Law School, where he served as an editor of the Columbia Law Review. Mr. Rolfe was also a Harlan Fiske Stone Scholar and James Kent Scholar. Mr. Rolfe dedicates much time to both professional organizations and civic endeavors, including serving as President Emeritus and a Trustee of the board of The Allen-Stevenson School and a Trustee and Chair of the Nominating and Governance Committee of De La Salle Academy. Mr. Rolfe’s extensive experience working with public companies and governance issues in both legal counsel and director and committee member capacities qualifies him to serve as a director of the Company.

2017 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS
Robert V. Seminara

Age: 45
Director
Term Expiration: 2018
Robert V. Seminara has been a member of our Board of Directors since 2006. Mr. Seminara is a Senior Partner with Apollo Global Management, which he joined in 2003. Prior to that time, Mr. Seminara was a member of the Private Equity Group at Evercore Partners from 1996 to 2003. Prior to his tenure at Evercore, Mr. Seminara was employed by Lazard Frères & Co. in the firm’s Media & Communications Group. Mr. Seminara is a member of the board of managers of Latecoere and Verallia. He previously served on the board of directors of NCL Corporation Ltd., Momentive Specialty Chemicals, Inc., Momentive Performance Materials Holdings, LLC and SkyLink Aviation. Mr. Seminara graduated summa cum laude with a B.S. in Economics from the University of Pennsylvania’s Wharton School of Business. Mr. Seminara’s extensive financial and business experience qualifies him to serve as a director of the Company.
Robert A. Steele

Age: 61
Director
Term Expiration: 2018
Robert A. Steele was appointed to our Board of Directors in October 2014. In 2011, Mr. Steele retired from Procter & Gamble as the company’s Vice Chairman Health Care. During his 35-year tenure with Procter & Gamble, he served in a variety of executive leadership positions, including Vice Chairman Global Health and Well-being, Group President Global Household Care, and Group President of North American Operations. Mr. Steele is a board member of CSI Inc., where he serves on the Nominating and Governance Committee and Audit Committee. Mr. Steele was previously a member of the board of directors of the Keurig/Green Mountain Coffee Company, Beam Inc. and Kellogg Company. Mr. Steele has a bachelor’s degree in Economics from College of Wooster and a M.B.A. from Cleveland State University. Mr. Steele’s in-depth knowledge of the global consumer goods market and his leadership and business experience qualifies him to serve as a director of the Company.
Stephen E. Sterrett

Age: 61
Director
Term Expiration: 2019
Stephen E. Sterrett joined our Board of Directors in January 2015. Mr. Sterrett retired on December 31, 2014 as the Sr. Executive Vice President and Chief Financial Officer of Indianapolis-based Simon Property Group, Inc., a position he held since 2000. From 1993 to 2000 Mr. Sterrett held the position of Treasurer with Simon. Prior to joining the Simon organization in 1988 he was a senior manager with the international accounting firm of Price Waterhouse. Mr. Sterrett currently serves on the boards of Equity Residential and Realty Income Corporation, both S&P 500 companies. He also serves on the board of directors of the following not for profit companies: the Indiana Golf Association and its Foundation, the Indiana University Center for Real Estate Studies and the Kelley School of Business Dean’s Council, the Indiana State Seniors Golf Association and Tindley Accelerated Schools. Mr. Sterrett holds a B.S. degree in accounting and an M.B.A. in finance, both from Indiana University. Mr. Sterrett’s extensive accounting and financial experience qualifies him to serve as a director of the Company.
Scott B. Ullem

Age: 50
Director
Term Expiration: 2019
Scott B. Ullem joined our Board of Directors in July 2016. Mr. Ullem became Chief Financial Officer of Edwards Lifesciences Corporation in January 2014. Prior to joining Edwards, he served from May 2010 to December 2013 as Chief Financial Officer of Bemis Company Inc. Mr. Ullem served from 2008 to May 2010 as the Vice President, Finance of Bemis. Before joining Bemis, Mr. Ullem spent 17 years in investment banking, serving as Managing Director at Goldman Sachs and later for Bank of America. Mr. Ullem earned a bachelor’s degree in political science from DePauw University and an M.B.A. from Harvard Business School. Mr. Ullem’s extensive accounting and financial experience and in-depth knowledge of the packaging market qualify him to serve as a director of the Company.

2017 Proxy Statement

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of January 17, 2017, regarding the beneficial ownership of the common stock of Berry Plastics Group, Inc. with respect to:
•
each person known to us to be a beneficial owner of more than 5% of our outstanding common stock;

•
each of our directors and each current executive officer named in the Summary Compensation Table appearing under “Executive Compensation — Summary Compensation Table” below; and

•
all directors and executive officers as a group.

As of January 17, 2017, there were xxxxxxx shares of our common stock outstanding.
Name of Beneficial Owner(1)	Direct and Indirect Share Ownership(1)	Right to Acquire(2)	Total Beneficially Owned	Percent of Class
Jonathan D. Rich	247,350	2,440,999	2,688,349	2.2%
Mark W. Miles	82,916	196,000	278,916	*
Thomas E. Salmon	25,400	135,000	160,400	*
Curt L. Begle	29,120	90,000	119,120	*
Scott M. Tracey	—	15,000	15,000	*
B. Evan Bayh	24,500	54,500	79,000	*
Jonathan F. Foster	—	39,000	39,000	*
Idalene F. Kesner	14,000	25,000	39,000	*
Carl J. (Rick) Rickertsen	—	54,500	54,500	*
Ronald S. Rolfe	—	39,000	39,000	*
Robert V. Seminara	43,253	54,500	97,753	*
Robert A. Steele	—	25,000	25,000	*
Stephen E. Sterrett	—	25,000	25,000	*
Scott B. Ullem	—	9,000	9,000
All current directors and executive officers as a group (17 persons)	466,789	3,347,059	3,813,848	3.0%
The Vanguard Group, Inc.(3)	9,403,056	—	9,403,056	7.7%
TIAA-CREF Investment Management, LLC(4)	6,085,985	—	6,085,985	5.0%
*
Less than 1% of common stock outstanding.

(1)
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)
Includes options that are currently vested or that will vest within 60 days of December 5, 2016.

(3)
Information based on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2016 by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, including on behalf of certain subsidiaries, reporting beneficial ownership as of December 31, 2015. The Vanguard Group, Inc., has sole voting power with respect to 217,765 of the shares, shared voting power with respect to 6,600 of the shares, sole dispositive power with respect to 9,185,891 of the shares and shared dispositive power with respect to 217,165 of the shares.

(4)
Information based on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2016 by TIAA-CREF Investment Management, LLC, College Retirement Equities Fund-Stock Account and Teachers Advisors, Inc., all located at 730 Third Avenue, New York, NY 10017, reporting beneficial ownership as of December 31, 2015. Such filing reports (i) TIAA-CREF Investment Management, LLC, has sole voting power with respect to 6,085,985 of the shares and sole dispositive power with respect to 6,085,985 of the shares; (ii) College Retirement Equities Fund-Stock Account shared voting power with respect to 3,580,028 of the shares and shared dispositive power with respect to 3,580,028 of the shares; and (iii) Teachers Advisors, Inc., has sole voting power with respect to 1,826,133 of the shares reported and sole dispositive power with respect to 1,826,133 of the shares. Each of such entities expressly disclaimed beneficial ownership of the other’s securities holdings and each disclaimed that it is a member of a “group” with the other.

2017 Proxy Statement

CORPORATE GOVERNANCE
General
Berry aspires to the highest ethical standards for our employees, officers and directors, and remains committed to the interests of our stockholders. We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The Board of Directors has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance. Some of these guidelines, policies and procedures are discussed below.

Director Independence
Our Board of Directors has determined that all directors, with the exception of Dr. Rich, and director-nominees satisfy the independence standards established by the Securities and Exchange Commission and the rules of the NYSE. Dr. Rich is not considered independent under the listing standards of the NYSE due to his current and past employment relationship with us. In addition, the Board has determined that each member of the Audit Committee, Compensation Committee, and the
Nominating and Governance Committee is independent. In making such determination, the Board reviewed all relationships between the Company and each director. While not required, the ownership of stock in the Company by all directors is strongly encouraged by our Board of Directors. The Board of Directors believes that the ownership of a substantial amount of stock in the Company alone is not a basis for disqualifying a director as being independent.

Director Nomination Process
When considering individuals to recommend for nomination to the Board of Directors, the Nominating and Governance Committee considers both the requisite skills and characteristics of individual directors, as well as the composition of the Board of Directors as a whole. In the course of this assessment, the Nominating and Governance Committee may consider factors that include independence, skills, diversity (including viewpoint, professional experience, education, race, gender and national origin diversity) and industry or other relevant experience. The Nominating and Governance Committee may choose to engage the services of third-party consulting firms to assist during this process, as well.
The Nominating and Governance Committee will consider stockholder recommendations for director candidates, which should be submitted in writing to our principal executive offices at 101 Oakley Street, Evansville, IN 47710, in care of our Secretary, or, alternatively, by email to ir@berryplastics.com, along with the name of the candidate and all biographical and other information about the candidate that would be required to be included in a Proxy Statement under the rules of the Securities and Exchange Commission, a description of the relationship between the candidate and the recommending stockholder, the proposed candidate’s consent to serve as a director if elected and proof of the number of shares of our common stock owned by the recommending stockholder and the length of time such stockholder has owned those shares. The Nominating and Governance Committee may request additional information and will then evaluate the proposed candidate based on the criteria described above. These procedures relate only to stockholder recommendations for director candidates to be considered by the Nominating and Governance Committee. Any stockholder who wishes to formally nominate a candidate must follow the procedures set forth in our Bylaws. See “Stockholder Proposals.”
Pursuant to the proxy access provisions of our Bylaws, a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years is entitled to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in our Bylaws, including by providing us with advance notice of the nomination. For more detailed information on how to submit a nominee for inclusion in our proxy materials pursuant to the proxy access provisions, see “Stockholder Proposals — Proxy Access Director Nominees.”
Any stockholder who wishes to formally nominate a candidate without seeking access to our proxy materials must follow the procedures set forth in our Bylaws. See “Stockholder Proposals — Other Proposals and Nominees.”

Meeting Attendance
During the 2016 fiscal year our Board of Directors held four (4) regular meetings and two (2) special meetings either in person or by telephone. Each director attended at least 75% of the aggregate of  (1) the total number of meetings of our Board of Directors held while he or she was a director during the last fiscal year and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served on the committee during the last fiscal year. Stephen E.
Sterrett presides over any meeting, including regularly scheduled executive sessions, of the non-management directors. If Mr. Sterrett is not present at such a session, the presiding director is chosen by a vote of those present at the session. All directors have been invited to attend the Annual Meeting, but are not expected to attend. Dr. Rich is the only director who attended the 2016 Annual Meeting.

2017 Proxy Statement

CORPORATE GOVERNANCE
Board Committees
Our Board of Directors has a Compensation Committee, an Audit Committee, and a Nominating and Governance Committee. The Executive Committee of the Board of Directors was dissolved by the Board as of May 1, 2016. Our Board of Directors has determined that each member of the Audit, Compensation, and Nominating and Governance
Committees of the Board is independent. The charter for each committee of the Board of Directors is available on the Corporate Governance tab of our Investors page of our website at www.berryplastics.com. The composition of the Committees and the duties and responsibilities of each Committee is provided in the chart below.

Committee	Duties and Responsibilities	Committee Members	Total Number of Meetings During Fiscal Year 2016
Audit Committee(2)	Oversee and monitor the following: • the annual appointment of auditors, including the independence, qualifications and performance of our auditors and the scope of audit and non-audit assignments and related fees; • the accounting principles we use in financial reporting; • our financial reporting process and internal auditing and control procedures; • our risk assessment and risk management practices and policies; • the integrity of our financial statements; and • our compliance with our Code of Business Ethics.	Mr. Sterrett(1) Mr. Rickertsen Mr. Rolfe	6
Compensation Committee
•
Approve and recommend to our Board of Directors all compensation plans for (1) the CEO of the Company, (2) all other executive officers (collectively with the CEO, the “Senior Management Group”), and (3) our Board of Directors.

•
Approve the short-term compensation of the Senior Management Group and recommend for Board of Directors approval the short-term compensation for members of our Board of Directors.

•
Approve and authorize grants under the Company’s incentive plans, including all equity plans and long-term incentive plans.

•
Lead the Board of Directors in its annual review of the Senior Management Group’s performance.

•
Review, and report to the Board on, the Company’s succession planning.

•
Prepare any report on executive compensation required by Securities and Exchange Commission rules and regulations for inclusion in our annual Proxy Statement, if any.

		Mr. Rickertsen(1) Mr. Foster Mr. Bayh Mr. Ullem(3)	5
Nominating and Governance Committee	• Implementation and review of criteria for membership on our Board of Directors and its committees. • Recommendation of proposed nominees for election to our Board of Directors and membership on its committees. • Recommendations to our Board of Directors regarding governance and related matters. • Review CEO and executive officer succession planning with the Compensation Committee as appropriate. • Leads the Board in its annual review of the Board’s performance.	Mr. Rolfe(1) Dr. Kesner Mr. Rickertsen Mr. Steele	3
Executive Committee(4)	• The exercise of the powers and duties of the Board of Directors between board meetings and while the Board is not in session, subject to applicable law and our organizational documents. • The implementation of the policy decisions of our Board of Directors.	Dr. Rich Mr. Seminara	3
(1)
Committee Chair

(2)
Our Board of Directors has determined that Messrs. Sterrett, Rickertsen and Rolfe satisfy the requirements for independence and financial literacy under the rules and regulations of the NYSE and the Securities and Exchange Commission, satisfy the financial sophistication requirements of the NYSE, and qualify as audit committee financial experts as defined under Securities and Exchange Commission rules and regulations.

(3)
Mr. Ullem was appointed to our Compensation Committee by the Board of Directors on November 3, 2016.

(4)
The Executive Committee was dissolved by the Board of Directors on May 1, 2016.

2017 Proxy Statement

CORPORATE GOVERNANCE
Board Leadership Structure and Nominee Evaluation
The Board of Directors has historically chosen to combine the positions of Chief Executive Officer and Chairman of the Board so that the same person serves in both roles. The Board believes at this time that Jonathan D. Rich, the current Chief Executive Officer is the person with the necessary experience and support of the other Board members to carry out the role of Chairman in an effective manner. Dr. Rich has advised the Board of his intention to retire as Chief Executive Officer in February 2017, and the Board anticipates that Dr. Rich will continue to serve as Executive Chairman of the Board following his retirement as Chief Executive Officer. The Board believes it is important that the Company retain the organizational flexibility to determine whether the roles of Chief Executive Officer and Chairman of the Board should be separated or combined, or whether the Chairman should be an independent director. The Board believes that the Company’s leadership structure promotes cohesiveness and also allows for better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for success or failure. Moreover, the Board believes that having an executive serve as Chairman gives management a strong voice on the Board.

Board Role in Risk Oversight
It is the direct responsibility of the Chief Executive Officer and the other members of management to manage the Company’s enterprise risks on a day-to-day basis. The Board of Directors has responsibility for the oversight of risk management on an enterprise-wide basis through regular updates from management and the strategic planning process. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing and discussing with management the Company’s major risk exposures and the results of an annual corporate-wide risk assessment, the related corporate guidelines, and policies for risk assessment and risk management. The Company’s approach to risk management is to identify, prioritize, monitor and appropriately mitigate all material business risks in order to support the Company’s strategy, including proper financial management and sustainable growth, while protecting and enhancing stockholder value. In addition, the Board of Directors delegates certain risk management oversight responsibilities to its committees; for example, the Audit Committee is responsible for overseeing our material financial and other risk exposures, including risks relating to the financial reporting process and internal controls, as well as risks from related party transactions, and the Compensation Committee is responsible for overseeing risks relating to our compensation programs.

Communications with the Board
Any person who wishes to communicate with the Board of Directors, including the independent directors, may direct a written communication, addressed to the Board of Directors or to the independent directors, to our principal executive offices at 101 Oakley Street, Evansville, IN 47710, in care of our Secretary, or, alternatively, by email to ir@berryplastics.com. All correspondence will be logged and forwarded to the director or directors to whom it is addressed.

Code of Business Ethics
We have a Code of Business Ethics that applies to all directors, officers, and employees, including our Chief Executive Officer and senior financial officers. The Company’s policy is to conduct its business in accordance with the highest ethical, moral, and legal standards, efficiently, in good faith, with due care, and in the best interests of the Company, its employees, and stockholders. Each Company director, officer, and employee has a primary duty to act at all times to uphold these standards and to act with honesty, integrity and fairness, and without actual or apparent conflict of interest.
We also have adopted a Supplemental Code of Ethics (the “Supplemental Code”) applicable to our Chief Executive Officer, and all Company directors, employees reporting directly to the Chief Executive Officer, executive vice presidents, and regional presidents. The Company believes that the highest level of leadership at the Company have a responsibility to uphold the highest standards of integrity, to avoid even the appearance of impropriety, and to set an example of accountability for all others in the Company.
To codify this responsibility, the Company created the Supplemental Code, which is in addition to the standards set by our Code of Business Ethics, in order to establish a higher level of expectation for the most senior leaders of the Company. The Supplemental Code sets the expectations as to how our senior leaders conduct themselves in dealings with the Company, customers, suppliers and coworkers and it further defines our commitment to compliance with the Company’s policies, procedures and government rules and regulations. Our Code of Business Ethics and the Supplemental Code can be obtained on our website.

2017 Proxy Statement

CORPORATE GOVERNANCE
Compensation of Directors
Non-employee directors received cash compensation of  $21,250, plus a pro-rated portion of the $10,000 annual retainer for serving as Chair of a Board committee, for first fiscal quarter 2016. Effective January 1, 2016, the quarterly retainer for directors was increased to $23,750 and the annual retainer for a committee Chair was increased to $15,000.
Non-employee directors are also reimbursed for out-of-pocket expenses incurred in connection with their duties as directors. For fiscal 2016, non-employee directors earned fees and equity awards as shown in the following table.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
B. Evan Bayh	$92,500	$93,060	$185,560
Jonathan F. Foster	$92,500	$93,060	$185,560
Idalene F. Kesner	$92,500	$93,060	$185,560
Carl J. Rickertsen	$106,250	$93,060	$199,310
Ronald S. Rolfe	$106,250	$93,060	$199,310
Robert V. Seminara	$92,500	$93,060	$185,560
Robert A. Steele	$92,500	$93,060	$185,560
Stephen E. Sterrett	$106,250	$93,060	$199,310
Scott B. Ullem(2)	$15,833	$108,630	$124,463
(1)
Reflects grant date fair value, as computed in accordance with FASB ASC Topic 718, of options for 11,000 shares at an exercise price of  $29.59 per share awarded to each non-employee director on February 12, 2016; Scott B. Ullem’s 9,000 options were granted on September 6, 2016 at an exercise price of  $45.62.

(2)
Scott B. Ullem was appointed to the Board of Directors effective July 29, 2016.

Transactions with Related Persons
Income Tax Receivable Agreement
In connection with our initial public offering, we entered into an income tax receivable agreement (the “tax receivable agreement”) that provides for the payment by us to our pre-initial public offering stockholders, option holders and holders of our stock appreciation rights of 85% of the amount of cash savings, if any, in U.S. federal, foreign, state and local income tax that we actually realize (or are deemed to realize in the case of a change of control) as a result of the utilization of our and our subsidiaries’ net operating losses attributable to periods prior to our initial public offering. During fiscal 2016, the Company made $57 million of payments related to the tax receivable agreement, of which funds affiliated with Apollo Global Management received $46 million. The Company made an additional $60 million of payments in the first fiscal quarter of 2017 related to the tax receivable agreement. Based on our current taxable income estimates, we expect to pay an additional $114 million in cash between fiscal 2018 and the termination of the tax receivable agreement. Mr. Seminara is a Senior Partner, and Mr. Bayh is a Senior Advisor, of Apollo Global Management.
Review and Approval of Related Party Transactions
Our Board of Directors has adopted a written policy for the review and approval or ratification of any transaction with any related party where the aggregate amount involved is expected to exceed $120,000 and in which any related party had, has or will have a direct or indirect material interest, with the exception of  (i) certain transactions involving another company in which the related party’s only relationship is as a non-executive employee, director or less-than-10% equity owner or limited partner and (ii) certain additional exceptions. Under the policy, the Audit Committee shall review such related party transactions and may approve or ratify them only if it is determined that they are fair as to, and not inconsistent with the best interests of, the Company, considering all relevant facts and circumstances. When reviewing a related party transaction, the Audit Committee may take into consideration all of the relevant facts and circumstances available to it, including, to the extent relevant and feasibly provided: (a) the material terms and conditions of the transaction; (b) the related party’s relationship to the Company; (c) the related party’s interest in the transaction; (d) the approximate dollar value of the transaction and of the related party’s interest in the transaction; (e) the aggregate amount of all payments or installments to be made, in the case of a transaction providing for periodic payments or installments; (f) the aggregate amount of principal to be outstanding and interest rate payable, in the case of indebtedness; and (g) any other material information.
The policy requires any officer, director or employee of the Company or its subsidiaries who becomes aware of a potential related party transaction to notify the Chief Financial Officer or an Executive Vice President of the Company, who shall then review the proposed transaction and, if it is expected to fall within the policy, present it to the Audit Committee for review. Under the policy, the Audit Committee must approve any related party transaction by the affirmative vote of a majority of its disinterested members. If advance approval is not feasible, then the Audit Committee must ratify the related party transaction at its next regularly scheduled meeting or the transaction must be rescinded. In addition, the Chair of the Audit Committee may pre-approve or ratify any related party transaction in which the aggregate amount involved is reasonably expected to be less than $100,000.
Certain of the Company’s employees who invested in Berry Plastics Group, Inc., including the Chief Executive Officer, entered into a stockholders agreement with the Company’s equity sponsors in 2007 that was amended and restated upon completion of the Company’s initial public offering in October 2012 and most recently in January 2015 (the “Fourth Stockholders Agreement”). The Fourth Stockholders Agreement provides, among other things, for certain restrictions on the transferability of the equity ownership of the Company of each employee and certain other stockholders that are parties thereto, piggyback registration rights and repurchase rights by the Company in certain circumstances.
Other than as described above, the Company has not entered into any related party transactions required to be disclosed under Securities and Exchange Commission rules and regulations during fiscal 2016.

2017 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
The Audit Committee is a separately-designated, standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. It is composed of three directors, each of whom the Board of Directors has determined is an “independent director” as defined by NYSE listing standards. The Audit Committee’s responsibilities are set forth in its written charter approved by the Board of Directors. The Board has also determined that the members of the Audit Committee meet the financial literacy requirements of NYSE listing standards.
Management is responsible for the Company’s financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, and to issue a report thereon. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.
For the fiscal year ended October 1, 2016, the Audit Committee engaged Ernst & Young LLP to serve as the Company’s independent auditor.
The Audit Committee has met and held discussions with management and Ernst & Young LLP. The Audit Committee reviewed and discussed the financial statements for fiscal 2016 with management and with Ernst & Young LLP. Management represented to the Audit Committee that the
Company’s consolidated financial statements as of and for the fiscal year ended October 1, 2016 were prepared in accordance with generally accepted accounting principles. Ernst & Young LLP audited the Company’s consolidated financial statements as of and for the fiscal year ended October 1, 2016 and the effectiveness of the Company’s internal control over financial reporting as of October 1, 2016 and has issued a report thereon. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accountants that firm’s independence. In addition, the Audit Committee approves in advance all services performed by the Company’s independent auditor. The Audit Committee determined that Ernst & Young’s provision of non-audit services to the Company as described in “Matters Relating to Independent Registered Public Accountants” is compatible with maintaining that firm’s independence.
Based on these discussions and reviews, the Audit Committee determined that the audited financial statements for the Company’s last fiscal year should be included in our Company’s Form 10-K, and made a formal recommendation to the Board of Directors to that effect.
Members of the Audit Committee at the time of the filing of the Form 10-K who approved this report:
Stephen E. Sterrett
Carl J. Rickertsen
Ronald S. Rolfe

2017 Proxy Statement

EXECUTIVE COMPENSATION
Executive Summary
Fiscal 2016 Compensation Overview
•
Our executive compensation program is comprised of  (i) base salary, (ii) short-term annual performance-based cash incentives (annual bonus), and (iii) long-term equity incentives. The highlights of our fiscal 2016 compensation program are as follows:

•
In fiscal 2016, we granted stock option awards with respect to approximately 2.8 million shares in the aggregate to non-employee directors, employees and officers, including options with respect to 840,000 shares to our Named Executive Officers.

•
Long-term equity incentives are generally awarded annually in the form of stock options with a five-year vesting period. The number of stock options awarded annually has generally been determined using benchmark data provided to us by Towers Watson. A detailed description of our long-term equity incentives can be found in the “Equity Compensation Plans” section below.

•
Fiscal 2016 base salaries for our Senior Management Group were modestly increased from fiscal 2015 to generally reflect a cost of living adjustment, with limited additional adjustments based on performance and changes in position or responsibility.
•
The short-term annual performance-based cash incentive is comprised of two components that are tied directly to the performance of the Company:

•
an Adjusted EBITDA target (75% of the target award), and

•
an economic value growth target (25% of the target award).

Based on our actual results for the fiscal year ended October 1, 2016, Adjusted EBITDA performance was 102% of target and economic value growth was 167% of target, which resulted in a total annual bonus payout to our Named Executive Officers equal to 90% of base salary, with the exception of Dr. Rich, who earned a total 132% of base salary payout.

Compensation Discussion and Analysis
The Executive Compensation Discussion and Analysis identifies and describes the basic principles, philosophies and rationale underlying our compensation decisions and programs as well as the key elements of compensation for our “Named Executive Officers” identified in our Summary Compensation Table below. The Compensation Committee made all final compensation decisions for our Chief Executive Officer and all executive officers (which we collectively refer to as the “Senior Management Group”), including each of our Named Executive Officers identified in our Summary Compensation Table below, for the 2016 fiscal year. For fiscal 2016, our Named Executive Officers identified in the Summary Compensation Table include our Chief Executive Officer, Chief Financial Officer, and the next three highest compensated executive officers serving as such at fiscal year-end. Below is a discussion of the principles outlining our executive compensation program.
Our goal as an employer is to ensure that our pay practices are equitable as compared to market practice, facilitate appropriate retention, and reward exceptional performance. We have periodically conducted studies to better understand compensation programs of other manufacturing companies similar in size to the Company. Our studies have reviewed base salary, bonus, and long-term equity awards, and based on such studies, we believe that our overall compensation levels are competitive with other comparable companies.
The Company believes that executive compensation should be designed to align closely the interests of its Senior Management Group and stockholders and to attract, motivate, reward and retain superior management talent. The Company utilizes the following guidelines pertaining to executive compensation:
•
pay compensation that is competitive with the practices of other manufacturing businesses that are similar in size to the Company;

•
provide wage enhancements aligned with the performance of the Company; and

•
pay for performance by:

•
setting performance goals determined (i) by the Compensation Committee for our CEO and (ii) by our CEO and the Compensation Committee for other members of our Senior Management Group;

•
providing a short-term annual performance-based cash incentive opportunity through a bonus plan that is based upon achievement of these performance goals; and

•
providing long-term incentive opportunities in the form of equity awards in order to retain those individuals with the leadership abilities necessary for increasing long-term stockholder value while aligning their interests with the interests of our investors and stockholders.

Role of Compensation Committee
The Compensation Committee’s specific roles are to:
•
approve all compensation plans for the CEO of the Company and all other members of the Senior Management Group;

•
recommend to our Board of Directors all compensation plans for our Board of Directors;

•
approve the short-term compensation of the Senior Management Group and recommend short-term compensation for members of our Board of Directors;

•
approve and authorize grants under the Company’s incentive plans, including all equity plans and long-term incentive plans;

•
lead the Board of Directors in its annual review of the Senior Management Group’s performance; and

•
prepare any report on executive compensation required by Securities and Exchange Commission rules and regulations for inclusion in our annual Proxy Statement, if any.

2017 Proxy Statement

EXECUTIVE COMPENSATION
Role of Compensation Consultant and Benchmarking Analysis
In view of the limited number of shares remaining available under the Company’s existing incentive plans, in 2014 the Compensation Committee engaged Towers Watson to help design the 2015 Long-Term Incentive Plan (the “2015 Plan”) and provide advice regarding the number of shares to be reserved thereunder. Towers Watson’s assistance in designing the 2015 Plan included reviewing the Company’s outstanding stock option grants, providing detail on market-competitive share plan design features, collecting and reporting on market-competitive rates on share overhang, annual burn rate, share value transfer rates and equity vehicles used and developing a final report based on management’s feedback and presenting such report to the Compensation Committee for review and approval.
In addition, the Compensation Committee also engaged Towers Watson to provide market benchmarking analysis and data for the Company’s top twenty-eight executives, which was completed in early 2015. This analysis included data from Towers Watson’s 2014 executive compensation database as well as the most recent publicly available data from the 15 peer companies listed below, which data was utilized to determine fiscal 2015 executive compensation:
Ball Corporation Owens-Illinois, Inc. Eastman Chemical Co. Avery Dennison Corporation MeadWestvaco Corporation	Sealed Air Corporation Bemis Company, Inc. The Clorox Company Sonoco Products Co. Greif, Inc.	Westlake Chemical Corp. Silgan Holdings Inc. AptarGroup, Inc. Grifton Corporation CCL Industries
This peer group of companies had median revenue of  $5 billion and median market capitalization of  $4 billion based on the recent publicly available data at the time the peer group was selected.
Role of Executive Officers
The performance goals of each member of our Senior Management Group are reviewed annually. This information, along with the performance of the Company and market data, determines the wage adjustment recommendation presented to the Compensation Committee. All other compensation recommendations with respect to members of our Senior Management Group are made by the CEO pursuant to policies established in consultation with the Compensation Committee and recommendations from our Human Resource Department.
The Compensation Committee evaluates the performance of the CEO and determines the CEO’s compensation in light of the goals and objectives of the compensation program. The Compensation Committee reviews, on at least an annual basis, the performance of the CEO as compared to the achievement of the Company’s goals and any individual goals. The CEO, together with the Human Resource Department, reviews annually the performance of each member of the Senior Management Group as compared with the achievement of the Company or operating division goals, as the case may be, together with each executive’s individual goals and make compensation recommendations to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to the executives. Both performance and compensation are evaluated to help the Company attract and retain high quality executives in vital positions and that their compensation, taken as a whole, is competitive and appropriate compared to that of similarly situated executives in other corporations within the Company’s industry.
Role of Stockholder Say-on-Pay Votes
At the Company’s March 20, 2013 annual meeting, stockholders approved, on non-binding advisory basis, holding a vote on say-on-pay proposals once every three years, with over 77% of the votes cast voting for a three-year frequency (a “say-on-pay proposal”). At the Company’s annual meeting of stockholders held on February 24, 2016, 97.8% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee considered these results and believes the voting results reflect strong stockholder support for the Company’s approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executive Officers (as defined in Executive Compensation — Summary Compensation Table). In light of the positive result of such say-on-pay vote, we made no material changes to our executive compensation program.
Executive Compensation Program
The compensation of our executive officers is generally classified into the following three categories:
(1)
base salary,

(2)
short-term annual performance-based cash incentive under our Executive Bonus Plan, and

(3)
long-term equity awards in the form of Company stock options.

The Company has selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of the Company’s business. Base salary and annual bonus targets are set with the goal of motivating our Named Executive Officers and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform. Our equity programs are geared toward providing an incentive and reward for the achievement of long-term business objectives, retaining key talent and more closely aligning the interests of management with those of our stockholders.
The compensation program for our Named Executive Officers is reviewed on an annual basis. In setting individual compensation levels for a particular executive, the total compensation package is considered, along with the executive’s past and expected future contributions to our business.
Base Salary
Our executive officers’ base salaries depend on their position within the Company, the scope of their responsibilities, the period during which they have been performing those responsibilities and their overall performance. Base salaries are reviewed annually and are generally adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Fiscal 2016 base salary adjustments for members of our Senior Management Group generally reflected a cost of living increase, with limited additional adjustments based on performance and changes in position or responsibility.
Short-Term Annual Performance-Based Cash Incentive
The Company has a long history of sharing profits with employees. This philosophy is embedded in our corporate culture and is one of many practices that has enabled the Company to continually focus on improvement and be successful.
In connection with our initial public offering on October 3, 2012, we adopted the Berry Plastics Group, Inc. Executive Bonus Plan. The Executive

2017 Proxy Statement

EXECUTIVE COMPENSATION
Bonus Plan is intended to provide an incentive for superior work and to motivate covered key executives toward even greater achievement and business results, to tie their goals and interests to those of the Company and our stockholders and to enable us to attract and retain highly qualified executives. Through fiscal 2015, bonuses were fully deductible under the Executive Bonus plan due to transition relief under 162(m) of the tax code. However, that transition relief expired at the end of Fiscal 2015. Therefore, in fiscal 2016, we amended and restated the Executive Bonus Plan to make it an award program under the Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan. This allowed us to base the Executive Bonus Plan performance goals on the shareholder-approved performance criteria in the Long-Term Incentive Plan to facilitate 162(m) compliance.
The Executive Bonus Plan is administered by our Compensation Committee. Under the Executive Bonus Plan, we may pay bonuses (including, without limitation, discretionary bonuses) to covered key executives, including our Named Executive Officers, based upon such terms and conditions as our Compensation Committee may in its discretion determine.
Our Executive Bonus Program was administered on a calendar year rather than fiscal year basis through December 31, 2014. Beginning January 1, 2015, upon management’s recommendation, the Compensation Committee approved administering the Executive Bonus Program on a fiscal year basis. Our Compensation Committee approved fiscal year 2016 target values of awards and awards paid under the Executive Bonus Plan. Depending on our overall business performance, which for fiscal year 2016 was specifically related to our attainment of Adjusted EBITDA and economic value growth, each Named Executive Officer, other than Dr. Rich, was eligible to receive a bonus under the Executive Bonus Plan ranging from zero to 137% of his or her annual base salary, with 68.5% being the target bonus. Dr. Rich was eligible to receive a bonus under the Executive Bonus Plan ranging from zero to 200% of his annual base salary, with 100% being the target bonus. For bonuses other than those to our Named Executive Officers that were intended to be deductible under Section 162(m) of the tax code, these targets were subject to change at the discretion of the Compensation Committee. Performance objectives are generally set on an annual basis. The applicable performance period was the 2016 fiscal year.
In determining the fiscal year 2016 target values of awards under the Executive Bonus Plan, 75% of the target value of the award was based on attaining 100% of the applicable annual Adjusted EBITDA target, and 25% was based on economic value growth (based on Operating EBITDA growth and net debt reduction). However, if we had reached the maximum achievement for the Adjusted EBITDA target, then the maximum bonus would be paid, regardless of our attainment of economic value growth. Net debt reduction has historically been among the Company’s major strategic priorities. The pro forma contribution from acquisitions is excluded from Adjusted EBITDA and Operating EBITDA for purposes of determining Executive Bonus Plan payouts as the activity is prior to Berry ownership. Similarly, unrealized cost savings are generally not included in determining achievement of Adjusted EBITDA, Operating EBITDA and economic value growth except to the extent expressly approved by the Compensation Committee. Adjusted EBITDA, Operating EBITDA and net debt are supplemental financial measures that are not required by, or presented in accordance with GAAP, and should not be considered as alternatives to net income, operating income or balance sheet measures presented in accordance with GAAP. We define Operating EBITDA as net income before depreciation and amortization, income tax expense, interest expense (net), and certain non-recurring or non-cash charges, which are more particularly described in our debt documents. We define Adjusted EBITDA for Executive Bonus Plan purposes as Operating EBITDA adjusted for unrealized cost synergies approved by the Compensation Committee.
By meeting both target values, Named Executive Officers, other than Dr. Rich, would qualify to earn 68.5% of their annual base salary for fiscal year 2016. By meeting both targets, Dr. Rich would qualify to earn 100% of his annual base salary for fiscal year 2016. Fiscal year 2016 bonus payments under the Executive Bonus Plan thus are directly tied to the performance of the Company. Upon approval by our Compensation Committee, bonuses are generally paid, to the extent earned, on an annual basis on a date determined by the Compensation Committee.
The target performance levels and actual performance achieved under our Executive Bonus Plan for fiscal 2016 are set forth below:

		Target Bonus (% of Base Salary)	Adjusted EBITDA Factor (75%)(1)		Economic Value Growth Factor (25%)		Bonus Achieved (% of Base Salary)
			Target	Achieved	Target	Achieved
CEO	FY 2016	100%	$1,200	$1,225	15%	25%	131.72%
Other NEOs	FY 2016	68.5%	$1,200	$1,225	15%	25%	90.23%
(1)
In millions of dollars. Excludes the pro forma contribution of acquisitions and certain unrealized cost savings.

For fiscal year 2017, we have revised the Executive Bonus Plan to more closely align our total compensation package with market compensation practices, based on benchmarking analysis provided by Towers Watson and Korn Ferry Hay Group. Depending on our overall business performance, which for fiscal year 2017 will be specifically related to our attainment of Adjusted EBITDA and economic value growth, each Named Executive Officer, other than Dr. Rich, is eligible to receive a bonus under the Executive Bonus Plan ranging from zero to 130% of his or her annual base salary, with 65% being the target bonus. The fiscal 2017 bonus target was reduced by 3.5 percentage points to offset the increased 401(k) match beginning January 1, 2017. Dr. Rich is eligible to receive a bonus under the Executive Bonus Plan ranging from zero to 200% of his annual base salary, with 100% being the target bonus. However, if we reach the maximum achievement for the EBITDA target, then the maximum bonus is paid, regardless of our attainment of economic value growth.
Equity Compensation Plans
We have historically used stock options to provide long-term incentive to our key employees. Stock options encourage retention through the vesting period and incentivize performance since the options only have value to the extent the market value of stock increases.
The Compensation Committee has generally awarded options annually shortly following the announcement of our fiscal year end results, but it has the authority to vary that practice as appropriate in connection with new hires or as otherwise deemed appropriate. Upon the recommendation of Company management, the Compensation Committee has determined that for fiscal year 2017, annual option awards, if any, will be granted in early February. Based on recommendations from Towers Watson during the design of the 2015 Plan, beginning with the February 2016 grant, the Company awards stock options annually based on a consistent value determined as a multiple of base salary, with limited performance-based exceptions.
In fiscal 2016 we granted stock option awards with respect to approximately 2.8 million shares in the aggregate to non-employee directors, employees and officers, including our Named Executive Officers

2017 Proxy Statement

EXECUTIVE COMPENSATION
as follows: Dr. Rich — 500,000 options, Mr. Miles — 125,000 options, Mr. Salmon — 70,000 options, Mr. Begle — 70,000 options, and Mr. Tracey — 75,000 options. These awards were generally made in February 2016, except that Mr. Tracey’s options were granted in November 2015 following the acquisition of Avintiv.
The exercise price for option awards is the fair market value of our common stock on the date of grant. Since our public offering in October 2012, the fair market value of a share of our common stock is determined for this purpose by reference to the public trading price of a share of our common stock on the date of grant of the option (e.g., using a weighted average or closing price). The Compensation Committee is not prohibited from granting awards at times when it is in possession of material nonpublic information. However, no inside information was taken into account in determining the number of options previously awarded or the exercise price for those awards, and we did not “time” the release of any material nonpublic information to affect the value of those awards.
Generally, options granted become vested and exercisable over a five-year period. Unless set forth otherwise in the applicable award agreement, time-based options generally vest in 20% increments on each of the first five (5) anniversaries of the grant date. In each case, the vesting of options is generally subject to the grantee’s continued employment at the Company or at one of its subsidiaries as of the applicable vesting date (subject to certain exceptions, as described below).
The maximum term of options granted under our Equity Incentive Plans is ten (10) years. Subject to certain exceptions set forth in the applicable stock option award agreement, unvested options are automatically forfeited upon termination. The Equity Incentive Plans and option awards outstanding thereunder provide (i) accelerated vesting of all unvested options upon an employee’s death or permanent disability and (ii) in the event of an employee’s qualified retirement, continuation of the normal vesting period applicable to the retiree’s unvested options, as well as an extension of the exercise period to the end of the original ten-year term of the retiree’s vested options.
With respect to options granted under the 2015 Plan, no award will vest or become payable solely as a result of a change in control, unless otherwise provided in an award agreement or award program, and we have not granted any equity awards under the 2015 Plan that would vest or become payable solely as a result of a change in control. On July 20, 2016, the Company amended outstanding stock option awards in order to further implement market-based compensation practices in line with compensation practices of similarly situated, publicly-traded companies as presented by Towers Watson and other publicly available benchmarking studies. Each outstanding option was amended to provide for full vesting and exercisability of stock options following any termination of employment without “cause” and not due to “disability” (both, as defined in the applicable award agreement) or any resignation for “good reason,” if applicable (as defined in the recipient’s employment agreement) within the two years following a “change in control.” In that case, the options will also continue to be exercisable for the remaining term of the applicable award. Any change in control rights in the applicable awards prior to giving effect to these amendments were preserved to the extent they could apply more than two years following a change in control.
The 2015 Plan contains a definition of  “change in control,” although the plan committee may provide a different definition in an award agreement or award program. “Change in control” under the 2015 Plan is generally: (1) the acquisition by a person or group, together with stock the person or group already holds, of 50% or more of the combined voting power of the then outstanding voting securities of the Company, (2) the replacement of a majority of the members of the Board of Directors in a twelve-month period by directors whose appointment or election is not endorsed by at least two-thirds of the incumbent members of the Board of Directors (including those endorsed by at least two-thirds of the incumbent directors, but excluding any director who assumes office in connection with an actual or threatened proxy contest), (3) a reorganization, merger, share exchange, combination or consolidation that results in stockholders of the Company prior to such transaction owning 50% or less of the combined voting power of the resulting company immediately after the transaction, or (4) the sale, transfer or assignment of all or substantially all of the assets of the Company to any third party. However, solely for awards which are subject to IRC Section 409A and provide for payment on a change in control, “change in control” means an a “change in control event” under IRC Section 409A unless otherwise provided in the award.
Compensation Programs and Risk Management
We have determined that any risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. Our compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to the Company and its stockholders. The combination of performance measures applicable to annual bonuses and equity compensation awards granted to our executive officers and the multi-year vesting schedules applicable to equity awards granted to our executives encourages our executives to maintain both a short-term and long-term view with respect to Company performance.
Post-Employment Compensation
We provide post-employment compensation to our employees, including termination rights and benefits pursuant to employment agreements with our Named Executive Officers, as a continuation of our historical practices. The Compensation Committee believes that offering such compensation allows us to attract and retain qualified employees and executives in a highly competitive marketplace and rewards our employees and executives for their contribution to the Company during their employment.
A principal component of our post-employment compensation program is a qualified defined contribution 401(k) plan, which applies to all of our employees generally. Under the 401(k) plan, the Company awards a $200 lump sum contribution annually for participating in the plan and matches dollar-for-dollar the first $300 contributed by participants, with an additional match equal to ten percent (10%) of the applicable participant’s elective deferrals made during the plan year (subject to the limits set forth under the Internal Revenue Code). Participants who contribute at least $1,000 will also receive an additional $150 lump sum deposit at the end of the year. Company matching contributions are immediately vested upon contribution.
The Company adopted a new match formula effective for all 401(k) plan contributions made on and after January 1, 2017. Under the new formula, the Company awards a $200 lump sum contribution annually for participating in the plan and the Company matches fifty (50%) of the applicable participant’s 401(k) plan elective deferrals (not to exceed six percent (6%) of base compensation) made during the plan year.
Perquisites and Other Personal Benefits
The Compensation Committee periodically reviews the perquisites provided to our executive officers to ensure that they are reasonable, competitive and consistent with the overall compensation program. Such perquisites include for certain of our executive officers (as set forth in more detail in the Summary Compensation Table below and accompanying footnotes) use of a Company-provided car or car allowance, and, for our CEO, financial planning and tax return preparation and limited personal use of the Company’s corporate aircraft.

2017 Proxy Statement

EXECUTIVE COMPENSATION
Section 162(m) of the Internal Revenue Code
We intend to continue to consider the structure of annual bonus and equity award compensation to maintain the deductibility of compensation under Section 162(m), to the extent we believe it is in the best interests of our stockholders to do so. However, the Compensation Committee will take into consideration other factors, together with Section 162(m) considerations, in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation that is not fully tax deductible.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with the Company’s management the “Compensation Discussion and Analysis” included in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
THE COMPENSATION COMMITTEE:
Jonathan F. Foster
Carl J. Rickertsen
B. Evan Bayh
Scott B. Ullem

Compensation Committee Interlocks and Insider Participation
During fiscal 2016, no officer or employee served as a member of the Compensation Committee and none of the members of the Compensation Committee had any relationship required to be disclosed by Section 407(e)(4) of Regulation S-K.
Summary Compensation Table
The following table sets forth the compensation awarded to, earned by, or paid during the last three fiscal years to each person serving as our chief executive officer and chief financial officer during the most recent fiscal year, and each of the other three most highly compensated executive officers as of the end of the most recent fiscal year (collectively, the “Named Executive Officers”).

Name and Principal Position(6)	Fiscal Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Jonathan D. Rich Chairman and Chief Executive Officer	2016	$1,064,225	$4,230,000	$1,374,600	$42,675(2)	$6,711,500
	2015	1,042,950	6,088,320	1,562,989	42,924	8,738,143
	2014	1,023,531	4,819,200	525,000	53,520	6,421,251
Scott Tracey(4) President — Health, Hygiene and Specialties Division	2016	$486,091	$799,500	$695,131(3)	*	$1,986,297
Mark W. Miles Chief Financial Officer	2016	$484,922	$1,057,500	$425,885	$16,723(5)	$1,985,030
	2015	453,380	1,522,080	456,712	*	2,442,983
	2014	400,254	1,204,800	110,290	*	1,724,738
Thomas E. Salmon President — Consumer Packaging Division	2016	$550,961	$592,200	$462,880	$17,448(5)	$1,623,489
	2015	499,617	951,300	506,251	15,881	1,974,009
	2014	477,403	753,000	151,739	*	1,392,850
Curt L. Begle President — Engineered Materials Division	2016	$447,113	$592,200	$392,489	$16,672(5)	$1,448,474
	2015	420,288	856,170	422,338	13,108	1,712,864
	2014	390,305	677,700	136,797	*	1,211,255
*
Indicates a value less than $10,000.

(1)
Equals the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718, of the grants of nonqualified stock options. For a description of the assumptions used to value these options, please refer to Note 1 to the “Notes to Consolidated Financial Statements” in our Form 10-K filed with the SEC.

(2)
Includes costs incurred by the Company for financial planning and tax return preparation, incremental cost to the Company for personal use of corporate aircraft, costs of group life insurance coverage provided to the executive, and matching contributions made by the Company to the executive’s account under the Company 401(k) plan.

(3)
Includes amounts earned during fiscal 2016 including Avintiv’s annual incentive program for calendar year 2015, Avintiv’s Fiberweb acquisition integration bonus and our Executive Bonus Plan for the three quarters ended October 1, 2016.

(4)
Mr. Tracey was appointed as President — Health, Hygiene and Specialties Division effective November 30, 2015.

(5)
Includes costs incurred by the Company for auto allowance or the executive’s personal use of a Company-provided vehicle, costs of group life insurance coverage provided to the executive, and matching contributions made by the Company to the executive’s account under the Company’s 401(k) plan.

(6)
Reflects titles as of October 1, 2016. For our current executive officers and their titles see “Directors and Executive Officers” above.

2017 Proxy Statement

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards for Fiscal 2016
The following table sets forth certain information regarding grants and modifications of plan-based awards in fiscal 2016.
		Stock Options(1)			Executive Bonus Plan(2)
Name	Grant Date	Number of Securities (#)	Exercise Price ($/Sh)	Grant Date Fair Value ($)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)
					Threshold ($)	Target ($)	Maximum ($)
Jonathan D. Rich:
Options	2/12/2016	500,000	$29.59	$4,230,000	—	—	—
Executive Bonus Plan	2/22/2016	—	—	—	$228,650	$1,042,950	$2,085,900
Option Modification(3)	7/20/2016			$0
Mark W. Miles:
Options	2/12/2016	125,000	$29.59	$1,057,500	—	—	—
Executive Bonus Plan	2/22/2016	—	—	—	$70,800	$323,320	$646,640
Option Modification(3)	7/20/2016			$0
Thomas E. Salmon:
Options	2/12/2016	70,000	$29.59	$592,200	—	—	—
Executive Bonus Plan	2/22/2016	—	—	—	$76,950	$351,405	$702,810
Option Modification(3)	7/20/2016			$0
Curt L. Begle:
Options	2/12/2016	70,000	$29.59	$592,000
Executive Bonus Plan	2/22/2016	—	—	—	$65,248	$297,966	$595,932
Option Modification(3)	7/20/2016			$0
Scott M. Tracey
Options	11/30/2016	75,000	$36.36	$799,500	—	—	—
Executive Bonus Plan	2/22/2016	—	—	—	$57,938	264,585	$501,166
Option Modification(3)	7/20/2016			$0
(1)
Options vest 20% on each of the first five anniversaries of the date of grant, subject to the terms and conditions of the plan and award agreement. Fiscal 2016 options were granted on February 12, 2016.

(2)
Represents possible payout that could have been earned under the Executive Bonus Program for the fiscal year ended October 1, 2016. See the Summary Compensation Table above for the amounts actually earned based on fiscal 2016 performance. The performance targets and actual performance achieved are discussed under “Executive Compensation — Short-Term Annual Performance-Based Cash Incentive” above. Executive bonus targets were set by the Company’s compensation committee on February 22, 2016.

(3)
There was no incremental fair value under FASB ASC Topic 718 associated with the option modifications effected July 20, 2016. See the “Compensation Discussion and Analysis — Equity Compensation Plans” above for a description of these modifications.

2017 Proxy Statement

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End Table
The following table shows the number of outstanding equity awards held by each of our Named Executive Officers as of October 1, 2016.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(5)	Option Exercise Price ($/sh)	Option Expiration Date
Jonathan D. Rich	1,224,999	—	$6.12	10/04/20
	432,000	288,000(1)	16.00	10/03/22
	256,000	384,000(2)	21.00	11/26/23
	128,000	512,000(3)	28.75	11/25/24
	—	500,000(4)	29.59	2/12/26
Mark W. Miles	27,000	18,000(1)	16.00	10/03/22
	64,000	96,000(2)	21.00	11/26/23
	32,000	128,000(3)	28.75	11/25/24
	—	125,000(4)	29.59	2/12/26
Thomas E. Salmon	20,000	40,000(1)	16.00	10/03/22
	40,000	60,000(2)	21.00	11/26/23
	20,000	80,000(3)	28.75	11/25/24
	—	70,000(4)	29.59	2/12/26
Curt L. Begle	40,000	40,000(1)	16.00	10/03/22
	36,000	54,000(2)	21.00	11/26/23
	18,000	72,000(3)	28.75	11/25/24
	—	70,000(4)	29.59	2/12/26
Scott M. Tracey	—	75,000(5)	36.36	11/30/25
(1)
Executive’s unvested options vest 50% on October 3rd of each of 2016 and 2017.

(2)
Executive’s unvested options vest 1/3 on November 26th of each of 2016, 2017 and 2018.

(3)
Executive’s unvested options vest 25% on November 25th of each of 2016, 2017, 2018 and 2019.

(4)
Executive’s unvested options vest 20% on February 12th of each of 2017, 2018, 2019, 2020 and 2021.

(5)
Executive’s unvested options vest 20% on November 30th of each of 2016, 2017, 2018, 2019 and 2020.

(6)
With respect to options granted under the Company’s 2006 Plan, 20% of each grantee’s unvested option grants become vested upon a “change in control” of the Company, and 40% of each grantee’s unvested option grants become vested if such change in control results in the achievement of a targeted internal rate of return. In the case of Dr. Rich, the Company’s Chief Executive Officer, specified percentages of his unvested stock options granted under the 2006 Plan vest in the event a change in control of Berry results in the achievement of targeted internal rates of return. With respect to options granted under the Company’s 2012 Equity Incentive Plan, if the employment of the participant is terminated at any time following a “change in control” of us for any reason other than for cause, the death or disability of the participant, or the voluntary termination of employment by the participant, 40% of each grantee’s unvested options become vested. On July 20, 2016 the Company amended outstanding stock option awards to provide for vesting upon specified termination of employment events in connection with a “change in control.” See “Compensation Discussion and Analysis — Equity Compensation Plans” above.

Option Exercises in Fiscal 2016
The following table shows information regarding exercises of options by each of our Named Executive Officers in fiscal 2016.
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Curt L. Begle	73,826	$2,357,426
(1)
Reflects the difference between the market value upon exercise and the exercise price.

2017 Proxy Statement

EXECUTIVE COMPENSATION
Employment Agreements; Potential Payments Upon Termination or Change-in-Control
In October 2010, the Company and Dr. Rich entered into an employment agreement. Dr. Rich’s salary is subject to annual adjustment at the discretion of the Compensation Committee. The agreement generally entitles Dr. Rich to an annual performance-based target bonus determined based on a defined percentage of his then-current annual base salary and to participate in all incentive compensation and welfare plans established for executive officers. The employment agreement also includes customary noncompetition, nondisclosure and nonsolicitation provisions. If Dr. Rich is terminated by the Company without “cause,” if he resigns for “good reason” or if his employment is terminated by reason of death or disability, in each case (other than death) subject to his execution of a release of claims and compliance with the restrictive covenants set forth in his agreement, he is entitled to (1) cash severance equal to eighteen (18) months’ base salary, payable in monthly installments, (2) a prorated bonus based on actual performance for the year in which termination occurs, and (3) for the severance continuation period, a monthly amount equal to the amount by which the monthly COBRA continuation coverage premium exceeds the active employee monthly premium under the Company’s group medical plans.
Messrs. Miles, Salmon, and Begle are party to agreements that remain in effect unless terminated according to the agreements’ terms. Salaries are subject in each case to annual adjustment at the discretion of the Company. The employment agreements generally entitle each executive to participate in all incentive compensation and welfare plans established by the Company for executive officers. The employment agreements also include customary noncompetition, nondisclosure and nonsolicitation provisions. The Company may terminate the employment agreements for “cause” or due to a “disability” (as such terms are defined in the agreements). If Messrs. Miles, Salmon or Begle is terminated by the Company without “cause” (as such term is defined in their respective agreements), the executive is entitled to: (1) a pro rata portion of the annual bonus awarded to the executive for the year in which termination occurs, and (2) severance benefits pursuant to the provisions of the Berry Plastics Corporation Severance Pay Plan in effect on the date of termination. Mr. Tracey is not subject to an agreement providing severance benefits, other than following a change in control. Therefore, if Mr. Tracey is terminated by the Company without “cause” (as such term is defined in the Berry Plastics Corporation Severance Pay Plan) other than in connection with a change in control as described below, he is entitled to severance benefits pursuant to the provisions of the Berry Plastics Corporation Severance Pay Plan in effect on the date of termination.
On July 20, 2016, the Company agreed to amendments to the employment agreements of Messrs. Miles, Salmon, and Begle, and to a change in control agreement with Mr. Tracey, that provide enhanced severance benefits on terminations of employment without “cause” or resignations for “good reason” (as such terms are defined in the amendments or agreement as applicable) (a “qualifying termination”), in either case, within the two years following a “change in control” (as such term is defined in the amendments or agreement as applicable). Mr. Tracey’s change in control agreement also includes customary noncompetition, nondisclosure and nonsolicitation provisions.
The enhanced severance benefits made available to Messrs. Begle, Miles, Salmon and Tracey include: (i) payment of an amount equal to one and one-half times the employee’s annual base salary and target annual bonus as of the date of qualifying termination over a period of eighteen (18) months, (ii) payment of a prorated annual bonus only as, if, and when annual bonuses are paid to other employees of the Company who hold a position similar to the position the employee held prior to his qualifying termination, and (iii) if the employee elects COBRA continuation coverage, payment of an amount equal to the monthly amount of COBRA continuation coverage minus the portion of the amount the individual would have paid had he still been employed until the earlier of  (A) his employment by another employer who offers him medical coverage or (B) eighteen (18) months following the qualifying termination.
The following table estimates the potential payments and benefits to our Named Executive Officers upon termination of employment or a change in control, assuming such event occurred as of October 1, 2016. These estimates do not reflect the actual amounts that will be paid to such persons upon such events in the future, if any, the amounts of which would only be known at the time the persons become eligible for payment and would be payable only if the specified event occurs.

Named Executive	Event	Cash Severance Payment (Salary, Bonus $)	Continuation of Medical/Welfare benefits (Present Value $)	Acceleration of Options ($)(1)
Jonathan Rich	Death	$1,600,500	$8,560	$31,656,400
	Disability	$1,600,500	$18,274	$31,656,400
	Voluntary Termination/Retirement	$0	$0	$0
	Involuntary Termination	$1,600,500	$18,274	$6,651,000
	Involuntary Termination for Cause	$0	$0	$0
	Involuntary or constructive termination after Change in Control(2)	$1,600,500	$18,274	$31,656,400
Mark Miles	Death	$0	$0	$6,159,550
	Disability	$0	$0	$6,159,550
	Voluntary Termination/Retirement	$0	$0	$0
	Involuntary Termination	$500,000	$0	$1,098,788
	Involuntary Termination for Cause	$0	$0	$0
	Involuntary or constructive termination after Change in Control(2)	$1,263,750	$25,499	$6,159,550

2017 Proxy Statement

EXECUTIVE COMPENSATION
Named Executive	Event	Cash Severance Payment (Salary, Bonus $)	Continuation of Medical/Welfare benefits (Present Value $)	Acceleration of Options ($)(1)
Tom Salmon	Death	$0	$0	$4,691,200
	Disability	$0	$0	$4,691,200
	Voluntary Termination/Retirement	$0	$0	$0
	Involuntary Termination	$560,000	$0	$987,000
	Involuntary Termination for Cause	$0	$0	$0
	Involuntary or constructive termination after Change in Control(2)	$1,415,400	$25,499	$4,691,200
Curt Begle	Death	$0	$0	$4,433,300
	Disability	$0	$0	$4,433,300
	Voluntary Termination/Retirement	$0	$0	$0
	Involuntary Termination	$450,000	$0	$930,075
	Involuntary Termination for Cause	$0	$0	$0
	Involuntary or constructive termination after Change in Control(2)	$1,137,375	$25,499	$4,433,300
Scott Tracey	Death	$0	$0	$561,750
	Disability	$0	$0	$561,750
	Voluntary Termination/Retirement	$0	$0	$0
	Involuntary Termination	$515,000	$0	$0
	Involuntary Termination for Cause	$0	$0	$0
	Involuntary or constructive termination after Change in Control(2)	$1,301,663	$21,632	$561,750
(1)
Based on the difference between the closing price of the Company’s common stock as of the last day of the fiscal year and the exercise price of accelerated options.

(2)
Assumes termination occurs within two (2) years following the Change in Control.

Under the Company’s form of option award agreement under the 2006 Equity Incentive Plan (the “2006 Plan”), unvested options will automatically be forfeited upon a termination without cause (in the case of a termination for cause, vested options are also forfeited). Twenty percent of each executive’s unvested option grants becomes vested upon a “change in control” of us, and 40% becomes vested if such change in control results in the achievement of a targeted internal rate of return. In the case of Dr. Rich, our Chief Executive Officer, specified percentages of his unvested stock options granted under our 2006 Plan vest in the event a change in control of us results in the achievement of targeted internal rates of return. With respect to options granted under the 2012 Long-Term Incentive Plan (the “2012 Plan”), if the employment of the participant is terminated at any time following a “change in control” of us for any reason other than for cause, the death or disability of the participant, or the voluntary termination of employment by the participant, 40% of each grantee’s unvested options become vested. With respect to options granted under the 2015 Plan, no award will vest or become payable solely as a result of a change in control, unless otherwise provided in an award agreement or award program. We have not granted any equity awards under the 2015 Plan that would vest or become payable solely as a result of a change in control. In the case of a termination of employment due to death or permanent disability, all of the employee’s unvested options will immediately vest.
On July 20, 2016, the Company amended outstanding stock option awards to provide for full vesting and exercisability following any termination of employment without “cause” and not due to “disability” or any resignation for “good reason,” if applicable within the two years following a “change in control.” In that case, the options will also continue to be exercisable for the remaining term of the applicable award. Any change in control rights in the applicable awards prior to these amendments were preserved to the extent they could apply more than two years following a change in control.

2017 Proxy Statement

EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table provides information as of the end of our 2016 fiscal year regarding shares of common stock of Berry Plastics Group, Inc., that may be issued under our existing equity incentive plans.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,481,925(1)	$24.81	4,695,000(3)
Equity compensation plans not approved by security holders(2)	2,234,423	$7.13	—
Total	11,716,348	$21.44	4,695,000
(1)
Consists of  (a) the 2012 Plan, which our stockholders approved in September 2012, under which there were 2,362,675 options exercisable at the end of our 2016 fiscal year and (b) the 2015 Plan, which our stockholders approved in March 2015, under with there were 97,000 options exercisable at the end of our 2016 fiscal year. The 2012 Plan allowed for the issuance of non-qualified options, options intended to qualify as “incentive stock options” within the meaning of the Internal Revenue Code, stock appreciation rights and other rights to purchase shares of our common stock. As a result of the approval of the 2015 Plan at our 2015 Annual Meeting, no further awards will be made under the 2012 Plan.

(2)
Consists of the 2006 Plan, under which there were 2,113,293 options exercisable at the end of our 2016 fiscal year. In 2006, our Board of Directors adopted the 2006 Plan, which has not been approved by stockholders. The 2006 Plan allowed for the issuance of non-qualified options, options intended to qualify as “incentive stock options” within the meaning of the Internal Revenue Code, stock appreciation rights and other rights to purchase shares of our common stock. As a result of the approval of the 2015 Plan at our 2015 Annual Meeting, no further awards will be made under the 2006 Plan.

(3)
Available under the 2015 Equity Incentive Plan.

2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
In considering individuals as designees recommended for nomination as directors, our Nominating and Governance Committee seeks persons who collectively possess the range of attributes described above under “Corporate Governance — Board Leadership Structure and Nominee Evaluation.” The Nominating and Governance Committee and the Board believe that the nominees listed below collectively possess these attributes, which, together with the respective experience and attributes of our directors described in the biographical summaries above, make each of our directors well qualified to serve on our Board.
Three directors are to be elected by the holders of common stock. B. Evan Bayh, Jonathan F. Foster and Ronald S. Rolfe have each been nominated for a term of three years and until their respective successors have been elected and qualified. All nominees are currently members of the present Board of Directors.
Robert A. Steele, Jonathan D. Rich and Robert V. Seminara are currently serving terms that expire at the 2018 Annual Meeting. Idalene F. Kesner, Carl J. “Rick” Rickertsen, Stephen E. Sterrett, and Scott B. Ullem are currently serving terms that expire at the 2019 Annual Meeting.
If, at the time of this Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: AMENDMENT OF CERTIFICATE OF INCORPORATION TO DECLASSIFY BOARD OF DIRECTORS AND ELECT EACH DIRECTOR ANNUALLY
Berry is asking its stockholders to approve an amendment to its Certificate of Incorporation to declassify Berry’s Board of Directors and provide that, following a transition period, directors shall be elected for one-year terms.
Berry’s Certificate of Incorporation currently provides that the Board of Directors is classified into three classes of directors, with each class of directors serving staggered, three-year terms and the term of office of one of the three classes expiring each year. The proposed amendment would eliminate the classification of the Board of Directors and begin the de-staggering of director terms in 2018. If the proposed amendment is approved, all current directors, including the three directors up for election at the 2017 Annual Meeting, and any replacement for any such director, would continue to serve the remainder of each such director’s elected three-year term. At the 2018 Annual Meeting, and at each annual meeting of stockholders thereafter, all directors whose term expires at such meeting shall be elected to hold office for a term expiring at the next annual meeting of stockholders. The term of directors elected at the 2015 Annual Meeting will expire at the 2018 Annual Meeting, at which meeting such directors shall be up for election for a one-year term. The term of directors elected at the 2016 Annual Meeting will expire at the 2019 Annual Meeting, at which meeting such directors shall be up for election for a one-year term. The term of directors elected at this 2017 Annual Meeting will expire at the 2020 Annual Meeting, at which meeting such directors shall be up for election for a one-year term. As a result, at the 2020 Annual Meeting and at each annual meeting thereafter, all directors shall be elected for a one-year term.
After careful consideration, the Board has determined that it would be in the best interests of the stockholders to declassify the Board to allow the stockholders to vote on the election of the entire Board each year, rather than on a staggered basis. The proposed amendment is set forth in Annex A to this proxy statement.
If this proposal is approved by the stockholders, the proposed Amendment will be filed with the Secretary of State of the State of Delaware.
A similar non-binding, advisory declassification proposal received the affirmative vote of over 77% of the Company’s outstanding common stock at the annual meeting held on February 24, 2016. The Board of Directors considered such non-binding, advisory vote in deciding to recommend approval of the proposed amendment.
If the stockholders do not approve this proposal, then the board will remain classified, with each class of directors serving a term of three years. The terms of directors standings for election at this 2017 Annual Meeting, if elected, will expire at the 2020 Annual Meeting regardless of whether the proposal is approved.
Approval of the proposed amendment requires the affirmative vote of a majority of the outstanding shares of Berry common stock entitled to vote. For purposes of this proposal, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this proposal.
The Board of Directors recognizes that a classified board structure may offer several advantages, such as promoting board continuity and stability, encouraging directors to take a long-term perspective, and ensuring that a majority of the board will always have prior experience with the company, especially in light of an increasingly complex and changing regulatory environment. Additionally, classified boards may motivate potential acquirers seeking control to initiate arms-length discussions with the board, rather than engaging in unsolicited or coercive takeover tactics, since potential acquirers are unable to replace the entire board in a single election, thereby better enabling the board to maximize stockholder value and to ensure the equal and fair treatment of stockholders. The Board of Directors also recognizes that a classified structure may reduce directors’ accountability to stockholders because such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies. In determining whether to support declassification, the Board of Directors considered the arguments in favor of and against continuation of the classified board structure and determined that it would be in the best interests of Berry and its stockholders to declassify the Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND ELECT EACH DIRECTOR ANNUALLY.

2017 Proxy Statement

PROPOSAL 3: RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee, a committee of the Board of Directors, has appointed Ernst & Young LLP to serve as our independent registered public accountants for the fiscal year ending September 30, 2017, subject to ratification by the holders of our common stock. Our financial statements for the fiscal year ended October 1, 2016 were certified by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
If stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accountants, or if prior to the 2017 Annual Meeting of stockholders Ernst & Young LLP ceases to act as our independent registered public accountants, then the Audit Committee will reconsider the selection of independent registered public accountants.

Fees Paid to Independent Registered Public Accountants
The following table sets forth the fees (in millions) paid to Ernst & Young LLP for fiscal 2016 and 2015, for various categories of professional services they performed as our independent registered public accountants.
Fee type	2016	2015
Audit Fees(1)	$6.8	$3.3
Audit-Related Fees(2)	0.2	0.8
Tax Fees(3)	1.6	0.4
All Other Fees	0.0	0.0
Total Fees	$8.6	$4.5
(1)
Includes annual financial statement and limited quarterly review services, statutory audits of foreign subsidiaries and providing consents for Securities and Exchange Commission filings and other services that are normally provided by the independent registered public accountants in connection with securities offerings.

(2)
Includes merger and acquisition due diligence and other attest or accounting services.

(3)
Includes domestic and international tax compliance, planning services and tax advice.

Engagement of Independent Registered Public Accountants and Approval of Services
During fiscal 2016 and 2015, prior to engaging the independent registered public accountants to render the above services, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accountants was compatible with the maintenance of Ernst & Young LLP’s independence in the conduct of its auditing services. The Audit Committee pre-approves the retention of the independent registered public accountants for any audit services and for any non-audit services, including tax services. No services were performed during fiscal
2016 under the de minimis exception in Rule 2-01(c)(7)(i)(C) of Regulation S-X.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2017.

2017 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of existing common stock, to file with the Securities and Exchange Commission reports detailing their ownership of existing common stock and changes in such ownership. Officers, directors and greater-than-10%
stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, we believe that our officers, directors and greater-than-10% stockholders timely filed all reports they were required to file under Section 16(a) during fiscal 2016.

STOCKHOLDER PROPOSALS
Proposals Pursuant to Rule 14a-8
Under the rules of the Securities and Exchange Commission, any of our stockholders wishing to have a proposal considered for inclusion in our 2018 proxy solicitation materials must set forth such proposal in writing and file it with our Secretary on or before the close of business on September __, 2017. However, if the date of the 2018 Annual Meeting is more than 30 days before or after March 2, 2018, then the deadline for submitting any stockholder proposal for inclusion in the proxy materials relating to such Annual Meeting will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, including Rule 14a-8.

Proxy Access Director Nominees
Pursuant to the proxy access provisions of our Bylaws, our stockholders are entitled to nominate and include in our proxy materials director nominees, provided that the eligibility and procedural requirements specified in our Bylaws, including advance notice requirements, are satisfied. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not less than 120 days nor more than 150 days prior to the anniversary of the date we commenced the mailing of our proxy materials in connection with the most recent annual meeting of stockholders. As a result, any notice given by a stockholder pursuant to the proxy access provisions of our Bylaws with respect to the 2018 Annual Meeting must be received no earlier than the close of business on August ___, 2017, and no later than the close of business on September ___, 2017. However, in the event that the date of the 2018
Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2017 Annual Meeting, the notice, to be timely, must be delivered not earlier than the close of business on the 180th day and not later than the close of business on the 150th day prior to the date of the 2018 Annual Meeting (or, if the first public announcement of the meeting is less than 160 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced).
The complete requirements for submitting a nominee for inclusion in our proxy materials are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above.

Other Proposals and Nominees
Any stockholder who wishes to propose any business to be considered by the stockholders at the 2018 Annual Meeting or who wants to nominate a person for election to the Board of Directors at that meeting, other than (i) a proposal for inclusion in the Proxy Statement pursuant to Securities and Exchange Commission regulations or (ii) pursuant to the proxy access Bylaw provisions, in each case as described above, must provide a written notice that sets forth the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of the 2017 Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the Securities and Exchange Commission regulations relating to stockholder proposals for inclusion in the proxy materials or pursuant to the proxy access provisions of our Bylaws) must be received no earlier than the close of business on November 2, 2017, and no later than the close of business on December 4, 2017, unless our Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, in which case the stockholder’s notice must be received not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the Annual Meeting (or, if the first public announcement of the meeting is less than 100 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced). The complete requirements for the notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above.
Our Board of Directors will review any stockholder proposals and nominations that are made according to the procedures described above and, with the assistance of the Secretary, will determine whether such proposals and nominations meet applicable criteria for inclusion in our proxy solicitation materials or consideration at the Annual Meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable stockholder proposal filing deadline and also retain that authority under certain other circumstances.

2017 Proxy Statement

OTHER MATTERS
Our Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.
EXPENSES OF SOLICITATION
The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Solicitations may be made in person or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees, and none of those persons will receive any additional compensation in connection with the solicitation. We also will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.

HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure permitted by Securities and Exchange Commission rules that is commonly referred to as “householding.” Under this procedure, a single Proxy Statement and annual report are delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address. We will continue to send a separate proxy card to each stockholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are Berry stockholders will be “householding” our proxy materials and annual reports as well.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your Berry shares through a broker, or notify us directly if you are a stockholder of record by contacting our Investor Relations Department by e-mail at ir@berryplastics.com or by phone at (812) 306-2964. We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

Jonathan D. Rich
Chairman of the Board of Directors and
Chief Executive Officer
January __, 2017
Evansville, Indiana

2017 Proxy Statement

ANNEX A
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF BERRY PLASTICS GROUP, INC.
Berry Plastics Group, Inc. (the “Corporation”), a corporation organized and existing under the laws and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
1. This Certificate of Amendment (the “Certificate of Amendment”) amends the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 6, 2015, and has been duly adopted by the Board of Directors of the Corporation by unanimous written consent in lieu of a meeting in accordance with Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the DGCL at an annual meeting held on __________, 2017.
2. Section 3 of Article V of the Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:
“Section 3. Classes of Directors; Term of Office.   (a) Except as provided in Section 3(b), the Board shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.
(b) The terms of the directors shall be as follows: (i) at the annual meeting of stockholders to be held in fiscal 2017, the Directors whose terms expire at that meeting or such directors’ successors shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in fiscal 2020; (ii) at the annual meeting of stockholders to be held in fiscal 2018, the directors whose terms expire at that meeting or such directors’ successors shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in fiscal 2019; (iii) at the annual meeting of stockholders to be held in fiscal 2019, the directors whose terms expire at that meeting or such directors’ successors shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in fiscal 2020; and (iv) at the annual meeting of stockholders to be held in fiscal 2020 and at each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one year term expiring at the next annual meeting of stockholders. Notwithstanding the provisions of Section 3(a), beginning at the annual meeting of stockholders to be held in fiscal 2020, the Board will not be divided into classes. Notwithstanding anything to the contrary in the foregoing, the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.”
3. Section 7 of Article V of the Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:
“Section 7. Removal and Resignation of Directors.   At any time when the Board is divided into classes, directors may be removed only for cause, and only by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors. At any time when the Board is not divided into classes, directors may be removed with or without cause by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors. A director may resign at any time by filing his or her written resignation with the secretary of the Corporation.”
4. This amendment was duly adopted in accordance with the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware.
5. All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Jason K. Greene, its General Counsel and Secretary, this _____ day of __________, 2017.
BERRY PLASTICS GROUP, INC.
By:
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary

2017 Proxy Statement